Exhibit 10.1

2015 Executive Officer Annualized Base Salaries

The annualized base salaries for our executive officers for 2015 (effective July 1, 2015) are as follows:

Name	Title	2015 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$620,000
Robin G. Seim	Executive Vice President, Finance, International and Manufacturing and Chief Financial Officer	$350,000
J. Christopher Drew	Executive Vice President, Sales and Marketing	$350,000
Dan S. Johnston	Executive Vice President and Chief Legal and Administrative Officer	$290,000
Nhat Ngo	Executive Vice President, Strategy and Business Development	$288,000
Jorge Taborga	Executive Vice President, Engineering	$275,000